UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2020

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Main Street
Suite 3000
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, on August 11, 2019 (the “Petition Date”), Sanchez Energy Corporation (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization (the “Bankruptcy Petitions”) under chapter 11 of the United States Bankruptcy Code (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).

In connection with the Bankruptcy Petitions, the Debtors filed a motion seeking, among other things, interim and final approval of debtor-in-possession financing on terms and conditions set forth in a proposed Senior Secured Debtor-in-Possession Term Loan Credit Agreement (as amended from time to time, the “Original DIP Facility”) among the Company, as borrower, the financial institutions or other entities from time to time parties thereto as lenders (the “Initial DIP Lenders”) and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent (the “DIP Agent”). The Initial DIP Lenders included holders (the “Secured Noteholders”) of the Company’s prepetition 7.25% Senior Secured First Lien Notes due 2023 (the “7.25% Senior Secured Notes”) or affiliates of such Secured Noteholders.

The Bankruptcy Court entered an order (the “Interim DIP Order”) approving the Debtors’ entry into the Original DIP Facility on an interim basis effective as of August 16, 2019, and on August 19, 2019, the Company borrowed an initial $50 million under the Original DIP Facility (the “Initial Borrowing”). At a hearing held on January 22, 2020, the Bankruptcy Court entered the final order (the “Final DIP Order”) approving the Debtors’ entry into the Amended and Restated Senior Secured Debtor-in-Possession Term Loan Credit Agreement among the Company, as borrower, the Initial DIP Lenders, additional financial institutions party thereto (together with the Initial DIP Lenders, the “DIP Lenders”) and the DIP Agent (the “DIP Facility”), which agreement was subsequently executed on January 28, 2020.

The DIP Facility, as approved by the Bankruptcy Court in the Final DIP Order, contains the following material terms:

•	a senior secured priming superpriority debtor-in-possession term loan facility in an aggregate principal amount of up to $200 million, consisting of (i) a new money, multiple draw term loan facility in the principal amount of $150 million (the “New Money DIP Loans”), $50 million of which was borrowed by the Debtors in the Initial Borrowing; and (ii) a refinancing term loan in the principal amount of $50 million (the “Roll-Up Loans” and, together with the New Money DIP Loans, the “DIP Loans”) offered, in exchange for a portion of their 7.25% Senior Secured Notes, pro rata to all Secured Noteholders providing New Money DIP Loans;

•	borrowings under the (i) New Money DIP Loans bear interest at a rate per annum equal to adjusted LIBOR (subject to a 2% floor) plus 8.00%, and (ii) Roll-Up Loans bear interest at the non-default rate of the 7.25% Senior Secured Notes of 7.25% per annum;

•	the Company is required to pay the DIP Lenders (i) a 1.00% fee on the New Money DIP Loans payable upon the Debtors’ emergence from the Chapter 11 Cases and (ii) a 0.5% per annum commitment fee on undrawn New Money DIP Loans payable monthly;

•	the maturity of the DIP Facility is May 11, 2020, subject to certain potential automatic extensions to June 1, 2020 and June 30, 2020, in each case as set forth in the DIP Facility;

•	the proceeds of the New Money DIP Loans may be used for: (i) transaction costs, fees and expenses; (ii) working capital and general corporate purposes; (iii) bankruptcy-related costs and expenses (including restructuring fees and adequate protection payments); (iv) refinancing all amounts existing under the Company’s prepetition first-out senior secured working capital and letter of credit facility (the “Prepetition Credit Agreement”); and (v) paying all amounts required in connection with the unwinding, novation or termination of hedging obligations;

•	the Company is required to use a portion of the proceeds from the DIP Facility to take the following actions: (i) to pay off all $7.9 million of borrowings and an additional $17.1 million in reimbursement obligations with respect to a letter of credit, issued prior to the Petition Date, under the Prepetition Credit Agreement, which was drawn by the beneficiary thereof after the Petition Date, in each case plus accrued and unpaid interest; and (ii) to pay, as adequate protection, the approximately $18.1 million in interest that would have been due on August 15, 2019 under the indenture for the 7.25% Senior Secured Notes, and the Company is required, as adequate protection, to continue to make the semi-annual interest payments as they come due under the indenture for the 7.25% Senior Secured Notes during the Chapter 11 Cases;

•	the obligations of the Company under the DIP Facility, including the payment in full of all borrowed amounts and observance and performance of all covenants, are guaranteed by the Company’s subsidiary Debtors (the “Guarantors”) pursuant to the Amended and Restated Guaranty, dated as of January 28, 2020, among the DIP Agent and the Guarantors;

•	the Debtors’ Chapter 11 Cases are subject to certain milestones, including (i) the filing of a plan of reorganization providing for payment in full in cash of the DIP Loans and the related disclosure statement no later than March 9, 2020 and (ii) the entry of an order approving the disclosure statement no later than April 13, 2020; and

•	the DIP Facility provides for certain customary covenants applicable to the Company, including covenants requiring (i) minimum liquidity in an amount of $15 million, subject to certain exclusions; (ii) compliance with an approved operating debtor-in-possession budget (the “DIP Budget”), subject to permitted variance of 15%, tested on a rolling 4-week basis on aggregate operating disbursements excluding certain professional fees, DIP Facility interest and fees and adequate protection payments; and (iii) delivery of a rolling 13-week operating cash flow forecast updated every four weeks and a weekly DIP Budget variance report.

With the closing of the DIP Facility, the Company is able to access the remaining $100 million in principal amount of New Money DIP Loans in accordance with the terms of the DIP Facility. On January 31, 2020, the Company used approximately $26 million from the proceeds of the Initial Borrowing to pay off the Prepetition Credit Agreement in full, which terminated as of such date.

The foregoing description of the DIP Facility does not purport to be complete and is qualified in its entirety by reference to the final, executed DIP Facility, as approved by the Final DIP Order, each of which may be accessed at no charge at https://cases.primeclerk.com/sanchezenergy/.

Item 1.02 Termination of a Material Definitive Agreement

The information included in Item 1.01 of this Form 8-K regarding the Prepetition Credit Agreement is incorporated in this Item 1.02 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Form 8-K regarding the DIP Facility is incorporated in this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: February 3, 2020	By:	/s/ Cameron W. George
		Name:	Cameron W. George
		Title:	Executive Vice President and Chief Financial Officer